EXHIBIT 99

PRESS RELEASE                                For Further   C. Dee Harkey
IMMEDIATE RELEASE                            Information:  Secretary & Principal
APRIL 26, 2000                                             Accounting Officer
                                                           FVNB Corp.
                                                           (361) 572-6530
--------------------------------------------------------------------------------
                       FVNB CORP. ANNOUNCES 1999 EARNINGS


VICTORIA, TEXAS:

On April 26, 2000, the Board of Directors of FVNB Corp. (NASDAQ: FVNB) declared a regular cash dividend of $.35 per share payable on May 19, 2000 to shareholders of record as of May 5, 2000.

FVNB Corp. also announced that consolidated net income of the Company for the three months ended March 31, 2000 was approximately $2.06 million, or $.87 per share. This compares to consolidated net income of approximately $1.51 million, or $.64 per share, for the same period in 1999. The growth in net income of approximately $.55 million from 1999 to 2000 represents an increase of approximately 36.42%. The Company's return on average assets of 1.28% and return on average equity of 13.74% for the three months ended March 31, 2000 compare to
 .96% and 10.74%, respectively, for the same period in 1999.

As of March 31, 2000 and December 31, 1999, the Company reported total consolidated assets of approximately $645 million and $655 million, respectively. Consolidated deposits of the Company were approximately $544 million at March 31, 2000 compared to $555 million as of December 31, 1999.

"Continued strong performance of First Victoria National Bank combined with our acquisition of Citizens Bank of Texas, N. A. has resulted in outstanding growth in income for the quarter," said David M. Gaddis, President & Chief Executive Officer of FVNB Corp.

Gaddis noted strong loan growth over the past year, as well as growth in non-interest income primarily as a result of trust and investment management fees, service charges, and leasing activities. Non-interest expense which included salaries and employee benefits and other costs associated with the acquisition of Citizens Bank of Texas increased nominally over the first quarter of 1999.

Gaddis also stated, "As of April 14, we finalized the acquisition of Mid-Coast Savings Bank with locations in Edna and Ganado, Texas. We are fortunate to have an experienced staff which shares our commitment to quality personal service, and we look forward to the opportunity to grow both profits and relationships."

Noted Financial Data

o Net interest income of the Company was approximately $6,390,000 in the first quarter of 2000 compared to $5,662,000 for the same period in 1999. This increase of approximately $728,000, or 12.86%, is due primarily to an overall increase in the yields on earning assets as well as a shift in the mix of earning assets from investment securities into higher yielding loans. In addition, the Company experienced rising rates on interest-bearing liabilities during the first quarter of 2000 resulting in higher interest costs. These increased interest costs were more than offset by the favorable impact of increased yields on earning assets.

o Non-interest income of the Company was approximately $2,433,000 in the first quarter of 2000 compared to $1,782,000 for the same period in 1999. This represents an increase of approximately $651,000, or 36.53%. Significant components of the Company's non-interest income include trust service fee income, services charges and fees on deposit accounts, and income from leasing activities. Non-interest income increased in 2000 due primarily to the impact of rental income recognized as the result of the operating lease of an aircraft entered into by a wholly owned operating subsidiary of First Victoria National Bank in June 1999. First Victoria National Bank is a wholly owned subsidiary bank of the Company.

o The Company reported non-interest expense of approximately $5,554,000 for the first quarter of 2000 compared to $5,088,000 for the same period in 1999. This represents an increase of approximately $466,000, or 9.16%. Significant components of non-interest expense include salaries and employee benefits, net occupancy and furniture and equipment expense, professional fees, data processing expense and amortization of goodwill and intangibles. The Company experienced increases in this area during 2000 due primarily to expenses associated with leasing activities entered into by First Victoria National Bank in June 1999.

o On April 14, 2000, First Victoria National Bank completed the acquisition of Mid-Coast Savings Bank. Upon completion of the transaction, the two banks merged with the existing branches of Mid-Coast becoming branches of First Victoria National Bank. Total intangible assets associated with the acquisition were approximately $3,998,000.

FVNB Corp. is a multi-bank holding company whose principal operating subsidiaries are First Victoria National Bank with locations in Victoria, Port Lavaca, Taft, Edna, and Ganado, Texas, and Citizens Bank of Texas N.A., with locations in New Waverly, The Woodlands, and Huntsville, Texas. As of March 31, 2000, total consolidated assets of the company were approximately $645 million and consolidated equity capital was approximately $61 million.

["Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's filings with the Securities Exchange Commission.] Subsidiary Banks, Member FDIC

                                   FVNB CORP.
                   CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)


CONDENSED CONSOLIDATED BALANCE SHEETS                                MARCH 31,         DECEMBER 31,          MARCH 31,
                                                                       2000                1999                1999
---------------------------------------------------------------------------------------------------------------------
ASSETS                                                                               (IN THOUSANDS)
  Cash and due from banks .......................................   $  24,715           $  26,993           $  23,960
  Federal funds sold ............................................      14,115              38,170              35,200
  Investment securities .........................................     154,705             158,776             186,089
  Loans and leases ..............................................     405,773             387,407             357,056
     Allowance for loan and lease losses ........................      (4,493)             (4,573)             (3,931)
  Premises and equipment ........................................      30,648              30,693              12,834
  Goodwill ......................................................      10,526              10,719              10,907
  Other assets ..................................................       8,573               6,999               8,681
                                                                    ---------           ---------           ---------
            TOTAL ASSETS ........................................   $ 644,562           $ 655,184           $ 630,796
                                                                    =========           =========           =========

LIABILITIES
  Deposits:
     Non interest-bearing deposits ..............................   $  95,529           $  90,857           $  82,780
     Interest-bearing deposits ..................................     448,437             463,963             426,863
                                                                    ---------           ---------           ---------
         Total deposits .........................................     543,966             554,820             509,643
  Federal funds purchased and securities
     sold under agreements to repurchase ........................       4,450               3,750              37,945
  Other borrowed funds ..........................................      27,571              27,827              16,145
  Other liabilities .............................................       7,983               8,478               8,025
                                                                    ---------           ---------           ---------
            TOTAL LIABILITIES ...................................     583,970             594,875             571,758
SHAREHOLDERS' EQUITY ............................................      60,592              60,309              59,038
                                                                    ---------           ---------           ---------

                TOTAL LIABILITIES & SHAREHOLDERS' EQUITY ........   $ 644,562           $ 655,184           $ 630,796
                                                                    =========           =========           =========

CAPITAL RATIOS
  Leverage Ratio ................................................        8.46%               8.40%               7.88%
  Risk Based Ratios -
     Tier I Capital .............................................       12.12%              12.23%              12.33%
     Total Regulatory Capital ...................................       13.12%              13.28%              13.32%


CONDENSED CONSOLIDATED STATEMENTS OF INCOME                                THREE MONTHS ENDED
                                                                                MARCH 31,
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                                2000                1999
-------------------------------------------------------------------------------------------------
Interest income ................................................      $11,671             $10,361
Interest expense ...............................................        5,281               4,699
                                                                      -------             -------
  NET INTEREST INCOME ..........................................        6,390               5,662
Provision for loan and lease losses ............................           50                   5
                                                                      -------             -------
  NET INTEREST INCOME AFTER PROVISION
    FOR LOAN AND LEASE LOSSES ..................................        6,340               5,657
Non-interest income ............................................        2,433               1,782
Non-interest expense ...........................................        5,554               5,088
                                                                      -------             -------
  INCOME BEFORE INCOME TAXES ...................................        3,219               2,351
Income tax expense .............................................        1,158                 842
                                                                      -------             -------
  NET INCOME ...................................................      $ 2,061             $ 1,509
                                                                      =======             =======
Basic earnings per share .......................................      $   .87             $   .64
                                                                      =======             =======
Diluted earnings per share .....................................      $   .83             $   .62
                                                                      =======             =======
Return on average assets .......................................         1.28%                .96%
Return on average equity .......................................        13.74%              10.74%